Exhibit 99.1

May 5, 2014	Analyst Contact:	Andrew Ziola 918-588-7163
	Media Contact:	Jennifer Rector 918-588-7571

ONE Gas Announces First-quarter 2014 Financial Results;
Reaffirms 2014 Financial Guidance

TULSA, Okla. – May 5, 2014 – ONE Gas, Inc. (NYSE: OGS) today announced financial results for its first quarter 2014 and reaffirmed its full-year 2014 guidance.

Highlights include:

•	First-quarter 2014 net income was $59.1 million, or $1.13 per diluted share, compared with $53.5 million, or $1.02 per diluted share, in the first quarter 2013;

•	Colder-than-normal weather in the first quarter 2014 contributed earnings of 8 cents per share; and

•
A quarterly dividend of 28 cents per share, or $1.12 per share on an annualized basis, was declared in April 2014, payable on May 15, 2014, to shareholders of record at the close of business on April 30, 2014.

“New rates in Texas, coupled with colder weather in Oklahoma and Kansas, resulted in a strong start for ONE Gas in our first quarter as a publicly traded company,” said Pierce H. Norton II, president and chief executive officer. “The strong first quarter positions ONE Gas very well as we transition through our first year as a stand-alone company. I would like to thank our more than 3,000 employees for their hard work, dedication and continued focus on serving our customers.”

FIRST-QUARTER 2014 FINANCIAL PERFORMANCE

ONE Gas reported operating income of $109.4 million in the first quarter 2014, compared with $101.8 million in the first quarter 2013.

Net margin increased by $8.1 million compared with first quarter 2013, which primarily reflects:

•	A $4.4 million increase from new rates primarily in Texas;

•	A $3.6 million increase due to higher sales volumes due primarily to colder-than-normal weather, net of weather normalization;

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ONE Gas Announces First-quarter 2014 Financial Results;
Reaffirms 2014 Financial Guidance

May 5, 2014

•	A $3.6 million increase from higher transportation volumes due primarily to weather-sensitive customers;

•	A $1.2 million increase attributed to residential customer growth; and

•	A $5.4 million decrease in rider and surcharge recoveries due to lower ad-valorem surcharges in Kansas and the expiration of the take-or-pay rider in Oklahoma.

First-quarter 2014 operating costs were $118.9 million, compared with $115.0 million in the first quarter 2013, which primarily reflects:

•	A $2.1 million increase in employee-related expenses; and

•	A $1.0 million increase in expenses due primarily to the separation from ONEOK, Inc. (NYSE: OKE).

First-quarter 2014 depreciation and amortization was $31.5 million, compared with $34.9 million in the first quarter 2013. This decrease was due primarily to lower rider and surcharge recoveries from lower ad-valorem surcharges in Kansas and the expiration of the take-or-pay rider in Oklahoma. This decrease was offset partially by higher depreciation expense from capital expenditures.

On January 31, 2014, 51,941,236 shares of ONE Gas common stock were distributed to ONEOK, Inc. shareholders in conjunction with the separation.

For the first quarter 2014, the company generated operating cash flow of $182.1 million. The company ended the first quarter with $178.6 million of cash and cash equivalents and no borrowings under its $700 million credit facility. ONE Gas received approximately $1.19 billion of cash from a private placement of senior notes, then used a portion of those proceeds to fund a cash payment of approximately $1.13 billion to ONEOK, Inc., in connection with the separation. The debt-to-capitalization ratio at March 31, 2014, was approximately 40 percent.

Capital expenditures were $65.7 million for the first quarter 2014, compared with $62.7 million in the first quarter 2013.

> View earnings tables

Key Statistics: More detailed information is listed on page 11 in the tables.

•	Actual heating degree days across the company’s service areas were 6,005 in the first quarter 2014, 13 percent colder than normal and 9 percent colder than the same period last year;

•	Actual heating degree days in the Oklahoma service area were 2,142 in the first quarter 2014, 19 percent colder than normal and 13 percent colder than the same period last year;

•	Actual heating degree days in the Kansas service area were 2,879 in the first quarter 2014, 15 percent colder than normal and 12 percent colder than the same period last year;

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ONE Gas Announces First-quarter 2014 Financial Results;
Reaffirms 2014 Financial Guidance

May 5, 2014

•	Actual heating degree days in the Texas service area were 984 in the first quarter 2014, 1 percent warmer than normal and 7 percent warmer than the same period last year;

•	Residential natural gas sales volumes were 63.4 billion cubic feet (Bcf) in the first quarter 2014, up 15 percent compared with the same period last year;

•	Natural gas sales volumes were 82.5 Bcf in the first quarter 2014, up 13 percent compared with the same period last year;

•	Natural gas transportation volumes were 67.0 Bcf in the first quarter 2014, up 14 percent compared with the same period last year; and

•	Natural gas volumes delivered were 149.5 Bcf in the first quarter 2014, up 14 percent compared with the same period last year.

REGULATORY ACTIVITY

Oklahoma

In October 2013, Oklahoma Natural Gas, together with the Public Utility Division of the Oklahoma Corporation Commission (OCC), filed a joint application to postpone the 2014 rate case. The joint stipulation and settlement agreement in support of this application was approved by the OCC in January 2014. As a result, Oklahoma Natural Gas filed a Performance-Based Rate Change (PBRC) application in March 2014 requesting an increase in base rates of approximately $16 million. The filing also requested an energy efficiency program true-up and utility incentive adjustment of approximately $1.2 million.

Oklahoma Natural Gas will file a rate case in 2015 based on a test year consisting of the 12 months ending March 31, 2015.

Texas

In February 2014, Texas Gas Service filed a request for interim rate relief under the Gas Reliability Infrastructure Program (GRIP) statute with the City of Austin, Texas, for approximately $5.2 million. The Austin City Council is expected to take action in May 2014.

GRIP is a capital-recovery mechanism that allows for an interim rate adjustment providing recovery and a return on incremental capital investments made between rate cases.

In April 2014, Texas Gas Service filed an application with the City of El Paso requesting an adjustment to customer rates pursuant to the recently approved utility rate setting process called the El Paso Annual Rate Review (EPARR) which is in lieu of filing under the GRIP statute. Texas Gas Service has filed under the GRIP statute for other cities in the El Paso service area.

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ONE Gas Announces First-quarter 2014 Financial Results;
Reaffirms 2014 Financial Guidance

May 5, 2014

Using the EPARR mechanism approved in March 2014, Texas Gas Service has requested to increase its revenues in the City of El Paso by approximately $5.6 million. The City of El Paso has 105 days to review and render a decision on the filing.

In the normal course of business, Texas Gas Service has filed requests for interim rate relief under the GRIP statute and cost-of-service adjustments in various Texas jurisdictions to address investments in rate base and changes in cost of service.

2014 FINANCIAL GUIDANCE REAFFIRMED

ONE Gas reaffirmed its 2014 net income guidance range of $95 million to $105 million, provided on Dec. 2, 2013. ONE Gas expects net income to increase by an average of 4 to 6 percent annually between 2014 and 2018 driven by continued capital investments in system integrity and reliability.

The midpoint of ONE Gas’ 2014 operating income guidance is $217 million.

ONE Gas also reaffirmed its dividend target of 28 cents per share per quarter for 2014 and the annual dividend growth target of 5 percent between 2014 and 2018, subject to board approval. The target dividend payout ratio remains 55 to 65 percent of net income.

EARNINGS CONFERENCE CALL AND WEBCAST:

The ONE Gas executive management team will conduct a conference call on Tues., May 6, 2014, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time). The call also will be carried live on the ONE Gas website.

To participate in the telephone conference call, dial 888-516-2377, pass code 3697605, or log on to www.onegas.com.

If you are unable to participate in the conference call or the webcast, a replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 3697605.

LINK TO EARNINGS TABLES:

http://www.onegas.com/~/media/OGS/EarningsGuidance/2014/OGS_Q1Earnings-1kKj3Sm.ashx

ONE Gas, Inc. (NYSE: OGS) is a natural gas distribution company and the successor to the company founded in 1906 as Oklahoma Natural Gas Company, which became ONEOK, Inc. (NYSE: OKE) in 1980. On January 31, 2014, ONE Gas officially separated from ONEOK into a stand-alone, 100 percent regulated, publicly traded natural gas utility.

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ONE Gas Announces First-quarter 2014 Financial Results;
Reaffirms 2014 Financial Guidance

May 5, 2014

ONE Gas trades on the New York Stock Exchange under the symbol "OGS," and is included in the S&P MidCap 400 Index.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas. ONE Gas is one of the largest publicly traded, 100 percent regulated, natural gas utilities in the United States.

ONE Gas is headquartered in Tulsa, Okla., and its companies include the largest natural gas distributor in Oklahoma and Kansas, and the third largest in Texas, in terms of customers.

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

For more information, visit the website at http://www.ONEGas.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters.  We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.  The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Those factors may affect our operations, markets, products, services and prices.  In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	our ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our regulated rates;

•	our ability to manage our operations and maintenance costs;

•	changes in regulation, including the application of market rates by state and local agencies;

•	the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial industrial customers;

•	competition from alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels;

•	variations in weather, including seasonal effects on demand, the occurrence of storms and disasters, and climate change;

•
indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;

•	our ability to secure reliable, competitively priced and flexible natural gas supply;

•	the mechanical integrity of facilities operated;

•	adverse labor relations;

•	the effectiveness of our strategies to reduce earnings lag, margin protection strategies and risk mitigation strategies;

•	our ability to generate sufficient cash flows to meet all our cash needs;

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ONE Gas Announces First-quarter 2014 Financial Results;
Reaffirms 2014 Financial Guidance

May 5, 2014

•
changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions;

•	actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;

•	changes in inflation and interest rates;

•	our ability to purchase and sell assets at attractive prices and on other attractive terms;

•	our ability to recover the costs of natural gas purchased for our customers, including the cost of derivative instruments used to mitigate the volatility of natural gas supply for our customers;

•	impact of potential impairment charges;

•	volatility and changes in markets for natural gas;

•	possible loss of LDC franchises or other adverse effects caused by the actions of municipalities;

•	changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;

•	changes in law resulting from new federal or state energy legislation;

•	changes in environmental, safety, tax and other laws to which we and our subsidiaries are subject;

•	advances in technology;

•	acts of nature and the potential effects of threatened or actual terrorism, including cyber attacks, and war;

•	the sufficiency of insurance coverage to cover losses;

•	the effects of our strategies to reduce tax payments;

•	the effects of litigation and regulatory investigations, proceedings, including our rate cases, or inquiries;

•	changes in accounting standards and corporate governance;

•	our ability to attract and retain talented management and directors;

•	the results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions;

•	declines in the market prices of equity securities and resulting funding requirements for our defined benefit pension plans;

•
the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture;

•
the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to the natural gas distribution business and any related actions for indemnification made pursuant to the Separation and Distribution Agreement;

•	our ability to operate effectively as a separate, publicly traded company;

•
the costs associated with becoming compliant with the Sarbanes-Oxley Act of 2002 as a stand-alone company and the consequences of failing to implement effective internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 by the date that we must comply with that section of the Sarbanes-Oxley Act; and

•	the costs associated with increased regulation and enhanced disclosure and corporate governance requirements pursuant to the Dodd-Frank Wall Street Reform and the Consumer Protection Act of 2010.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements.  Other factors could also have material adverse effects on our future results.  These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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ONE Gas Announces First-quarter 2014 Financial Results;
Reaffirms 2014 Financial Guidance

May 5, 2014

ONE Gas, Inc.
STATEMENTS OF INCOME
	Three Months Ended
	March 31,
(Unaudited)	2014	2013
	(Thousands of dollars, except per share amounts)
Revenues	$766,178	$635,933
Cost of natural gas	506,342	384,259
Net margin	259,836	251,674
Operating expenses
Operations and maintenance	103,499	99,694
Depreciation and amortization	31,460	34,867
General taxes	15,524	15,275
Total operating expenses	150,483	149,836
Operating income	109,353	101,838
Other income	633	1,696
Other expense	(1,148)	(1,077)
Interest expense	(12,950)	(15,306)
Income before income taxes	95,888	87,151
Income taxes	(36,812)	(33,659)
Net income	$59,076	$53,492

Earnings per share
Basic	$1.13	$1.02
Diluted	$1.13	$1.02

Average shares (thousands)
Basic	52,334	52,319
Diluted	52,512	52,319

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ONE Gas Announces First-quarter 2014 Financial Results;
Reaffirms 2014 Financial Guidance

May 5, 2014

ONE Gas, Inc.
BALANCE SHEETS

	March 31,	December 31,
(Unaudited)	2014	2013
Assets	(Thousands of dollars)
Property, plant and equipment
Property, plant and equipment	$4,628,598	$4,534,074
Accumulated depreciation and amortization	1,516,458	1,489,216
Net property, plant and equipment	3,112,140	3,044,858
Current assets
Cash and cash equivalents	178,646	3,171
Accounts receivable, net	398,809	356,988
Natural gas in storage	81,654	166,128
Regulatory assets	29,916	21,657
Other current assets	35,323	54,240
Total current assets	724,348	602,184
Goodwill and other assets
Regulatory assets	333,201	23,822
Goodwill	157,953	157,953
Other assets	54,376	17,658
Total goodwill and other assets	545,530	199,433
Total assets	$4,382,018	$3,846,475

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ONE Gas Announces First-quarter 2014 Financial Results;
Reaffirms 2014 Financial Guidance

May 5, 2014

ONE Gas, Inc.
BALANCE SHEETS
(Continued)
	March 31,	December 31,
(Unaudited)	2014	2013
Equity and Liabilities	(Thousands of dollars)
Equity and long-term debt
Preferred stock, $0.01 par value: authorized 50,000,000 shares; no shares issued	$—	$—
Common stock, $0.01 par value: authorized 250,000,000 shares; issued and outstanding 51,973,052 shares at March 31, 2014; authorized 1,000 shares, issued and outstanding 100 shares at December 31, 2013	520	—
Paid-in capital	1,752,105	—
Accumulated other comprehensive income (loss)	(3,393)	—
Retained earnings	33,500	—
Owner’s net investment	—	1,239,023
Total equity	1,782,732	1,239,023
Long-term debt, excluding current maturities	1,201,316	1,318
Long-term line of credit with ONEOK	—	1,027,631
Total equity and long-term debt	2,984,048	2,267,972
Current liabilities
Current maturities of long-term debt	6	6
Short-term note payable to ONEOK	—	444,960
Affiliate payable	—	22,403
Accounts payable	175,526	169,500
Current income taxes payable	18,965	—
Accrued taxes other than income	56,551	32,426
Customer deposits	58,784	57,360
Other current liabilities	54,155	42,422
Total current liabilities	363,987	769,077
Deferred credits and other liabilities
Deferred income taxes	831,371	743,452
Other deferred credits	202,612	65,974
Total deferred credits and other liabilities	1,033,983	809,426
Commitments and contingencies
Total liabilities and equity	$4,382,018	$3,846,475

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ONE Gas Announces First-quarter 2014 Financial Results;
Reaffirms 2014 Financial Guidance

May 5, 2014

ONE Gas, Inc.
STATEMENTS OF CASH FLOWS
	Three Months Ended
	March 31,
(Unaudited)	2014	2013
	(Thousands of dollars)
Operating activities
Net income	$59,076	$53,492
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,460	34,867
Deferred income taxes	152	33,658
Share-based compensation expense	1,794	—
Provision for doubtful accounts	891	618
Changes in assets and liabilities:
Accounts receivable	(42,712)	(59,597)
Natural gas in storage	84,474	72,859
Asset removal costs	(8,107)	(11,093)
Affiliate payable	—	2,907
Accounts payable	6,091	(15,321)
Current income taxes payable	18,965	—
Accrued taxes other than income	24,125	930
Customer deposits	1,424	269
Regulatory assets and liabilities	11,066	26,350
Other assets and liabilities	(6,601)	17,756
Cash provided by operating activities	182,098	157,695
Investing activities
Capital expenditures	(65,731)	(62,682)
Proceeds from sale of assets	—	2,549
Cash used in investing activities	(65,731)	(60,133)
Financing activities
Settlement of short-term notes payable to ONEOK, net	—	(72,975)
Issuance of debt, net of discounts	1,199,994	—
Long-term debt financing costs	(10,903)	—
Cash payment to ONEOK upon separation	(1,130,000)	—
Issuance of common stock	17	—
Repayment of long-term debt	—	(58)
Distributions to ONEOK	—	(22,157)
Cash provided by (used in) financing activities	59,108	(95,190)
Change in cash and cash equivalents	175,475	2,372
Cash and cash equivalents at beginning of period	3,171	4,040
Cash and cash equivalents at end of period	$178,646	$6,412

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ONE Gas Announces First-quarter 2014 Financial Results;
Reaffirms 2014 Financial Guidance

May 5, 2014

ONE Gas, Inc.
INFORMATION AT A GLANCE
	Three Months Ended
	March 31,
(Unaudited)	2014	2013
	(Millions of dollars, except as noted)
Financial
Net margin	$259.8	$251.7
Operating costs	$118.9	$115.0
Depreciation and amortization	$31.5	$34.9
Operating income	$109.4	$101.8
Capital expenditures	$65.7	$62.7

Net margin on natural gas sales	$218.4	$214.0
Transportation margin	$32.5	$29.3
Net margin, excluding other revenues	$250.9	$243.3

Volumes (Bcf)
Natural gas sales
Residential	63.4	55.2
Commercial and industrial	18.3	15.2
Wholesale and public authority	0.8	2.5
Total volumes sold	82.5	73.0
Transportation	67.0	58.7
Total volumes delivered	149.5	131.7

Customers (in thousands)
Residential	1,974	1,956
Commercial and industrial	159	158
Wholesale and public authority	3	3
Transportation	12	12
Total customers	2,148	2,129

Heating Degree Days
Actual degree days	6,005	5,524
Normal degree days	5,302	5,305
Percent colder (warmer) than normal weather	13.3%	4.1%

Statistics by State
Oklahoma
Total number of customers (in thousands)	860	854
Actual degree days	2,142	1,901
Normal degree days	1,803	1,803
Percent colder (warmer) than normal weather	18.8%	5.4%

Kansas
Total number of customers (in thousands)	646	642
Actual degree days	2,879	2,570
Normal degree days	2,502	2,502
Percent colder (warmer) than normal weather	15.1%	2.7%

Texas
Total number of customers (in thousands)	642	633
Actual degree days	984	1,053
Normal degree days	997	1,000
Percent colder (warmer) than normal weather	(1.3)%	5.3%